SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2006

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-7572	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant’s telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.  Entry into a Material Definitive Agreement.

The Compensation Committee of the Board of Directors of Phillips-Van Heusen Corporation (the “Company”) met on April 27, 2006 and approved certain matters relating to the compensation of, among others,  Emanuel Chirico, Chief Executive Officer; Allen Sirkin, President and Chief Operating Officer; Francis K. Duane, Vice Chairman, Wholesale; Michael Zaccaro, Vice Chairman, Retail; and Michael Shaffer, Executive Vice President and Chief Financial Officer.  Messrs. Chirico, Sirkin, Duane and Zaccaro are the current executive officers of the Company who are “named executive officers” of the Company pursuant to Item 402(a)(3) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, named in the Company’s proxy statement for its 2006 annual meeting of stockholders.  Mr. Shaffer is the Company’s principal financial officer.  The matters approved include the following:

1.

The Committee established bonus goals for fiscal 2006 for each of the named individuals under the Company’s Performance Incentive Bonus Plan.  The individuals will receive payouts based on a percentage of base salary contingent upon the achievement of overall Company performance based on earnings per share and, for officers with divisional responsibilities, divisional performance based on earnings.  In all cases, achievement of levels between goals established (as set forth below) would result in payment of a percentage of base salary that is on a straight-line interpolation between the two relevant goals.

•  Mr. Chirico’s potential bonus, which is payable solely with respect to Company performance, ranges from 37.5% at threshold to 75% at target to 200% at maximum.

• Mr. Sirkin’s potential bonus, which is payable solely with respect to Company performance, ranges from 45% at threshold to 90% at target to 210% at maximum.

•  Mr. Duane can receive bonuses with respect to both Company performance and divisional performance, on a combined basis, by the Company’s Dress Shirt and Sportswear Groups over which he has responsibility.  Mr. Duane’s potential bonus with respect to Company performance ranges from 10% at threshold to 20% at target to 40% at maximum.  Mr. Duane’s potential bonus with respect to divisional performance ranges from 30% at threshold to 60% at target to 150% at maximum.

•  Mr. Zaccaro can receive bonuses with respect to both Company performance and divisional performance of the Company’s Retail Group, over which he has responsibility.  Mr. Zaccaro’s potential bonus with respect to Company performance ranges from 5% at threshold to 10% at target to 25% at maximum.  Mr. Zaccaro’s potential bonus with respect to divisional performance ranges from 25% at threshold to 50% at target to 125% at maximum.

•  Mr. Shaffer’s potential bonus, which is payable solely with respect to Company performance, ranges from 30% at threshold to 60% at target to 150% at maximum.

2.

 The Committee established awards for Messrs. Chirico, Sirkin and Duane under the Company’s Long-Term Incentive Plan.  Messrs. Chirico, Sirkin and Duane will receive payouts based on a percentage of base salary if the Company achieves certain goals based on both earnings growth and improvement in return on equity over the performance cycles noted below.  In all cases, achievement of levels between goals established and set forth below would result in payment of a percentage of base salary that is on a straight-line interpolation between the two relevant goals.

•  For the 2006-2008 cycle, Mr. Chirico’s potential payout ranges from 50% at threshold to 90% at target to 200% at maximum.  Mr. Sirkin’s potential payout ranges from 10% at threshold to 25% at target to 55% at maximum.  Mr. Duane’s potential payout ranges from 10% at threshold to 20% at target to 40% at maximum.

•  For the 2006-2007 cycle, Mr. Sirkin’s potential payout ranges from 10% at threshold to 25% at target to 55% at maximum.  Mr. Duane’s potential payout ranges from 10% at threshold to 20% at target to 40% at maximum.  Mr. Chirico is already a participant in the plan for a performance cycle ending with fiscal 2007 that was awarded in fiscal 2005.  Messrs. Sirkin and Duane are not participants in the plan for that performance cycle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Mark D. Fischer
Mark D. Fischer, Vice President

Date:   May 3, 2006